Exhibit 99.4

Roadzen Inc. to Begin Trading on Nasdaq After Successful Closing of its Business Combination

•	Roadzen, Inc. and Vahanna Tech Edge Acquisition I Corp. closed their business combination on September 20, 2023.

•	Roadzen will start trading on Nasdaq tomorrow under the tickers “RDZN” and “RDZNW” for its ordinary shares and warrants, respectively.

•	Roadzen’s mission is to transform the insurance experience for drivers around the world by giving them lower premiums, on-road safety and seamless claims processing.

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Roadzen has built a pioneering technology platform that uses telematics, computer vision and artificial intelligence (“AI”) to transform the insurance value chain – across underwriting, distribution and claims – called the Roadzen “Insurance as a Service” (“IaaS”) platform.

•	The transaction is expected to accelerate Roadzen’s investment in its sales and growth initiatives, and its technology, to allow it to pursue its growth as well as other strategic M&A opportunities.

New York, September 20, 2023 (GLOBE NEWSWIRE) – Roadzen Inc. (Nasdaq: RDZN, RDZNW), a global insurance technology company on a mission to transform global auto insurance powered by advanced AI, announced today that it has completed its previously announced business combination with Vahanna Tech Edge Acquisition I Corp., a special purpose acquisition company, which was approved at the extraordinary general meeting of Vahanna shareholders on August 25, 2023. The combined company has been renamed Roadzen Inc., and its shares and warrants are expected to commence trading on Nasdaq tomorrow under the symbols “RDZN” and “RDZNW,” respectively.

Commenting on today’s announcement, Roadzen’s Founder and Chief Executive Officer, Rohan Malhotra, said, “Going public is a pivotal moment in Roadzen’s journey, yet it’s merely one milestone in our mission to deliver simpler, smarter and safer insurance to drivers globally. We’re incredibly excited about the transformative potential of AI in reshaping the $800 billion auto insurance market and are going to be unwavering in our focus to build Roadzen as the leader at the intersection of AI, mobility and insurance.”

Vinode Ramgopal, Chairman of Vahanna’s sponsor, Vahanna LLC, added, “Roadzen is truly one of the rare insuretech platforms leveraging applied AI, telematics and computer vision to revolutionize the legacy auto insurance industry, which is plagued by rising costs and soaring premiums. In today’s inflationary environment, better underwriting and claims processing, coupled with lowering costs for insurers and ultimately consumers, provide a significant runway for Roadzen’s growth in the years ahead.”

The combined company will continue to be led by Rohan Malhotra and the current Roadzen management team. The Company will be supported by a highly experienced board with extensive technology and capital markets experience.

The Company will ring the closing bell at Nasdaq in New York City on September 22nd, 2023, to celebrate the commencement of trading.

ABOUT ROADZEN

Roadzen is a leading insurance technology company on a mission to transform global auto insurance powered by advanced AI. Thousands of clients - from some of the world’s leading insurers, fleets and carmakers to small fleets, brokers and insurance agents - use Roadzen’s technology to build new products, sell insurance, process claims and improve road safety. Roadzen’s pioneering work in telematics and computer vision has earned recognition as a top AI innovator by publications such as Forbes and Financial Express. Roadzen has 400 employees across its global offices in the U.S., India, U.K. and France.

For materials and information, visit https://www.roadzen.io/.

FORWARD-LOOKING STATEMENTS

Certain statements, estimates, targets and projections in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Roadzen’s future financial or operating performance. For example, statements regarding anticipated growth in the industry in which Roadzen operates and anticipated growth in demand for Roadzen’s services, projections of Roadzen’s future financial results and other metrics, the satisfaction of closing conditions to the proposed business combination and the timing of the completion of the proposed business combination are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Roadzen and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against Roadzen or others following the Business Combination (ii) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (iii) the risk that the Business Combination disrupts current plans and operations of Roadzen as a result of the consummation of the Business Combination; (iv) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, the ability of the combined company to maintain relationships with customers, suppliers, labor unions and other organizations that have a role in the business of Roadzen and the ability of the combined company to retain its management and key employees; (v) costs related to the Business Combination; (vi) changes in applicable laws or regulations, including those affecting the industries in which the combined company will operate; (vii) the possibility that Roadzen may be adversely affected by other economic, business, regulatory, and/or competitive factors; (viii) Roadzen’s estimates of expenses and profitability; (ix) the evolution of the markets in which Roadzen competes; (x) the ability of Roadzen to implement its strategic initiatives and continue to innovate its existing offerings; (xi) the ability of Roadzen to satisfy regulatory requirements; (xii) the impact of the COVID-19 pandemic on Roadzen’s business; and (xiii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Vahanna’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 14, 2023 (as amended by Amendment No. 1 thereto filed on April 27, 2023), and other risks and uncertainties indicated from time to time in the definitive proxy statement delivered to Vahanna’s shareholders and related registration statement on Form S-4, including those set forth under “Risk Factors” therein, and other documents to be filed with the SEC by Roadzen.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Roadzen does not undertake any duty to update these forward-looking statements.

Contact:

Investor Contacts:

Roadzen: Raghav Kansal (raghav@roadzen.io)

ICR: Michael Bowen & Dhruv Chopra (RoadzenIR@ICRinc.com)

Media Contacts:

Roadzen: Sanya Soni (sanya@roadzen.io)

ICR: Edmond Lococo (RoadzenPR@ICRinc.com)